Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors’ Report, dated October 23, 2024 on the consolidated financial statements of Mobile-health Network Solutions and Its Subsidiaries in this Annual Report on Form 20-F for the year ended June 30, 2024.

/s/ JWF Assurance PAC

Singapore

October 23, 2024